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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-KA


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Original Report:  November 27, 1996

Date of Amendment: January 8, 1997


                         INNOVATIVE TECH SYSTEMS, INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


 Illinois                            33-17856-C                        65-0071222
--------------                    ---------------------            --------------------
(State or other                   (Commission File No.)             (I.R.S. Employer
jurisdiction of                                                    Identification No.)
incorporation or
organization)


                        444 Jacksonville Road, Suite 200
                        Warminster, Pennsylvania 18974
                    ----------------------------------------
                    (Address of Principal Executive Offices)


      Registrant's Telephone Number, Including Area Code:  (215) 441-5600
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Item 4:  Changes in Registrant's Certifying Accountant.



         On November 22, 1996, the Registrant dismissed Coopers & Lybrand, L.L.P., independent accountants, who had previously been engaged as the Registrant's principal accountant to audit the Registrant's financial statements. Coopers & Lybrand's dismissal was intended to be effective as of December 2, 1996 and Coopers & Lybrand continued to provide services to the Registrant through November 27, 1996 in connection with the filing by the Registrant of an Amendment to its Form 10-Q filed with respect to the period ended July 31, 1996.

         The Registrant disputes the accuracy of the statement made in the letter of Coopers & Lybrand attached hereto as Exhibit 16.1(a) concerning the resignation of Coopers & Lybrand prior to its dismissal. It is the Registrant's position that Coopers & Lybrand did not notify the Registrant's president of its intention to resign until after Coopers & Lybrand had been notified that the Registrant's letter of dismissal had been sent. Written confirmation as to the termination of the client-auditor relationship between the Registrant and Coopers & Lybrand was not issued by Coopers & Lybrand until November 27, 1996 (see Exhibit 16.1(b) attached hereto). The Registrant has not received any other form of written notification from Coopers & Lybrand concerning its resignation as the Registrant's principal accountant.

         The Registrant is currently in the process of interviewing candidates to replace Coopers & Lybrand as the Registrant's principal accountant with responsibility for auditing the Registrant's financial statements.





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         The decision to change accountants was approved by the Registrant's
Board of Directors. The former accountant's report on the Registrant's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified as to uncertainty, audit scope or accounting principles.

         It is the Registrant's position that, during the Registrant's two most recent fiscal years and subsequent interim periods, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. The Registrant takes exception to the "reportable event" noted in the letter of Coopers & Lybrand attached hereto as Exhibit 16.1(a) for the following reasons:

                 1. On the date the Registrant filed its Form 10-Q for the fiscal period ended July 31, 1996, a partner at Coopers & Lybrand advised the Registrant that information had come to Coopers & Lybrand's attention that it had concluded materially impacted the fairness of the unaudited, management-prepared financial statements included in such Form 10-Q.

                 2. The item in the financial statements which was in issue was the presentation as a gain of the extinguishment of debt payable to certain former shareholders of a company acquired by the Registrant.

                 3. In determining the proper presentation to be used for such item, the Registrant had repeatedly consulted with Coopers & Lybrand and had been advised that the extinguishment of such debt was properly shown as a gain.





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                 4.       Based upon Coopers & Lybrand's advice, the Registrant
prepared the Form 10-Q for the period ended July 31, 1996 and showed the extinguishment of the debt as a gain.

                 5. After the Registrant received notification from Coopers & Lybrand that the debt owed to the former shareholders of the company acquired by the Registrant should have been recorded at its fair value at the time of acquisition and, upon extinguishment of such debt, no gain or loss should have been recorded, the Registrant further investigated, in consultation with Coopers & Lybrand, the correct financial statement presentation for such item and concurred with Coopers & Lybrand's revised recommendation.

                 6. The Registrant prepared an Amendment to its Form 10-Q for the fiscal period ended on July 31, 1996 which was forwarded to Coopers & Lybrand for its review and approval on November 22, 1996 and filed with the Securities and Exchange Commission on November 27, 1996.

                 7. Based upon the foregoing chronology of events and discussions which took place between the Registrant's management and Coopers & Lybrand at the time the original Form 8-K to which this Amendment relates was filed, the Registrant maintains that, at the time of Coopers & Lybrand's dismissal, there were no unresolved issues between the Registrant and Coopers & Lybrand concerning financial statement preparation or disclosure or financial reporting.

Item 7:  Financial Statements and Exhibits.

   Exhibit 16.1(a):  Letter of Coopers & Lybrand, L.L.P. dated December 10, 1996

   Exhibit 16.1(b):  Letter of Coopers & Lybrand, L.L.P. dated November 27, 1996





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  January 8, 1997

                               INNOVATIVE TECH SYSTEMS, INC.

                                By:  /s/  Louis J. Desiderio
                                          ------------------------
                                          Louis J. Desiderio,
                                          Vice President and Chief Financial
                                          Officer






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